                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, Eugene V. N. Bissell, Chief Executive Officer, and I, Jerry E. Sheridan, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Registrant"), hereby certify that to our knowledge:

     (1) The Registrant's periodic report on Form 10-Q for the period ended December 31, 2005 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                      * * *

CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER


/s/ Eugene V. N. Bissell                /s/ Jerry E. Sheridan
-------------------------------------   ----------------------------------------
Eugene V. N. Bissell                    Jerry E. Sheridan

Date: February 9, 2006                  Date: February 9, 2006